EXHIBIT 99.1

Two River Bancorp Reports 2016 First Quarter Financial Results

TINTON FALLS, N.J., April 26, 2016 (GLOBE NEWSWIRE) -- Two River Bancorp (Nasdaq:TRCB) (the "Company"), the parent company of Two River Community Bank ("the Bank"), today reported financial results for the first quarter ended March 31, 2016, highlighted by higher net income and earnings per diluted share, strong loan growth, and continued asset quality improvements.

Operating and Financial Highlights

  First Quarter 2016 net income available to common shareholders increased 18.6% to $1.69 million, or $0.21 per diluted share, up from $1.43 million, or $0.18 per diluted share, in the corresponding prior year’s quarter.
  Non-performing assets to total assets decreased to 0.22% at March 31, 2016, from 0.42% at December 31, 2015 and 0.75% at March 31, 2015.  During the first quarter of 2016, non-performing assets were reduced by $1.6 million, or 44.8%, from December 31, 2015.
  Return on average assets (ROAA) was 0.78% for the first quarter of 2016, compared to 0.81% for the previous quarter and 0.74% for the first quarter of 2015.  Return on average equity (ROAE) was 7.25% for the three months ended March 31, 2016, compared to 7.14% for the previous quarter and 6.20% for the first quarter of 2015.
  Tangible book value per share was $9.63 at March 31, 2016, compared to $9.44 at December 31, 2015, and $8.96 at March 31, 2015.
  Total loans as of March 31, 2016, net of unearned fees, increased $11.3 million, or 6.5% annualized, from December 31, 2015 to $704.4 million, predominantly due to growth in both the commercial real estate and residential sectors.
  During the quarter, the Company re-opened a Loan Production Office in Summit, New Jersey, at a new location to expand its presence in this community.

Management Commentary

William D. Moss, President and CEO, stated, “The Company’s positive earnings momentum in the first quarter of 2016 was driven by continued strong growth in loan activity and core deposits, along with significant improvements in asset quality.  Over the past twelve months, total non-performing assets have decreased by 67.3% and currently total $2.0 million.  Our strong commercial loan pipeline will provide for future top line revenue growth as the year progresses.  In addition, we have been very pleased with the continued execution of our mortgage banking business, as non-interest income fees generated from loans sold grew by 50% year over year."

Dividend Information
On April 20, 2016, the Company's Board of Directors declared a quarterly cash dividend of $0.035 per share, payable May 30, 2016 to shareholders of record as of May 13, 2016, which marks the 13th consecutive quarterly cash dividend paid by the Company to its shareholders.

Key Quarterly Performance Metrics

	1st Qtr. 2016	4th Qtr. 2015	3rd Qtr. 2015	2nd Qtr. 2015	1st Qtr. 2015
Net Income (in thousands)	$1,693	$1,751	$1,692	$1,461	$1,443
Income Available to Common Shareholders (in thousands)	$1,693	$1,739	$1,677	$1,446	$1,428
Earnings per Common Share – Diluted	$0.21	$0.21	$0.21	$0.18	$0.18
Return on Average Assets	0.78%	0.81%	0.79%	0.71%	0.74%
Return on Average Tangible Assets (1)	0.80%	0.83%	0.80%	0.73%	0.76%
Return on Average Equity	7.25%	7.14%	6.95%	6.15%	6.20%
Return on Average Tangible Equity (1)	8.98%	8.78%	8.55%	7.59%	7.67%
Net Interest Margin	3.57%	3.65%	3.65%	3.65%	3.77%
Non-Performing Assets to Total Assets	0.22%	0.42%	0.50%	0.75%	0.75%
Allowance as a % of Loans	1.27%	1.26%	1.25%	1.23%	1.26%

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Loan Composition

The components of the Company’s loan portfolio at March 31, 2016 and December 31, 2015 are as follows:

	(In Thousands)
	March 31, 2016	December 31, 2015
Commercial and industrial	$96,427	$100,154
Real estate – construction	104,375	104,231
Real estate – commercial	432,929	422,665
Real estate – residential	44,142	39,524
Consumer	27,042	27,136
Unearned fees	(514)	(560)
	704,401	693,150
Allowance for loan losses	(8,963)	(8,713)
Net Loans	$695,438	$684,437

Deposit Composition

The components of the Company’s deposits at March 31, 2016 and December 31, 2015 are as follows:

	(In Thousands)
	March 31, 2016	December 31, 2015
Non-interest bearing	$150,408	$144,627
NOW accounts	146,010	148,373
Savings deposits	227,679	222,091
Money market deposits	74,269	75,323
Listed service CD’s	39,953	33,261
Time deposits / IRA	51,433	46,902
Wholesale deposits	37,352	37,859
Total Deposits	727,104	708,436

2016 First Quarter Financial Review

Net Income

Net income available to common shareholders for the three months ended March 31, 2016 was $1.69 million, or $0.21 per diluted common share, as compared to $1.43 million, or $0.18 per diluted common share, for the same period last year, an increase of 18.6%.  The increase was due primarily to higher net interest income and non-interest income along with a lower loan loss provision, partially offset by higher non-interest expenses.

Net Interest Income
Net interest income for the quarter ended March 31, 2016 was $7.13 million, an increase of 5.3% compared to $6.77 million in the corresponding prior year period.  This increase was largely due to an increase of $75.1 million, or 10.3%, in average interest earning assets, primarily resulting from growth in the Company’s loan portfolio.

Net Interest Margin
The Company reported a net interest margin of 3.57% for the first quarter of 2016, compared to the 3.65% reported in the fourth quarter of 2015, and 3.77% reported for the first quarter of 2015.  Net interest margin declined by approximately 8 basis points from the fourth quarter of 2015 as a result of the interest expense associated with the Company’s $10 million subordinated debenture placement, which funded in December 2015. The subordinated debentures have a maturity date of December 31, 2025 and currently bear an annual interest rate of 6.25%.

Non-Interest Income
Non-interest income for the quarter ended March 31, 2016 totaled $893,000, an increase of $117,000, or 15.1%, compared to the same period in 2015. This was largely a result of a 49.7% increase in residential mortgage banking revenue of $71,000, coupled with higher other loan fees and securities gains.  These increases were partially offset by lower gains on the sale of SBA loans during the quarter due to the timing of loan closings.

Non-Interest Expense
Non-interest expense for the quarter ended March 31, 2016 totaled $5.4 million, an increase of $236,000, or 4.6%, compared to the same period in 2015, largely due to higher salaries and benefits resulting from both annual merit increases and commissions paid for higher mortgage banking volume generated during the quarter.  Additionally, professional fees were higher due to increased legal and consulting fees.

Provision / Allowance for Loan Losses
During the quarter, the Company reported no provision for loan losses, compared to $90,000 in the prior year period.  The Company had net loan recoveries of $250,000 during the quarter, which helped fund the increase in the allowance for loan losses resulting from the strong loan growth during the period.

As of March 31, 2016, the Company's allowance for loan losses was $9.0 million, as compared to $8.7 million as of December 31, 2015. The loss allowance as a percentage of total loans was 1.27% at March 31, 2016 compared to 1.26% at December 31, 2015.

Financial Condition / Balance Sheet
At March 31, 2016, the Company maintained capital ratios that were in excess of regulatory standards for well-capitalized institutions. The Company's Tier 1 capital to average assets ratio was 9.02%, common equity Tier 1 to risk-weighted assets ratio was 10.12%, Tier 1 capital to risk-weighted assets ratio was 10.12%, and total capital to risk-weighted assets ratio was 12.61%.

Total assets as of March 31, 2016 were $881.9 million, compared to $863.7 million as of December 31, 2015.

Total loans as of March 31, 2016 were $704.4 million, compared to $693.2 million reported at December 31, 2015.

Total deposits as of March 31, 2016 were $727.1 million, compared to $708.4 million as of December 31, 2015.  Core checking deposits at March 31, 2016 increased to $296.4 million, up $3.4 million, or 1.2%, from year-end, primarily due to an increase in commercial checking account balances.  The Company continues to focus on building core funded non-interest bearing deposit relationships.

Asset Quality
The Company's non-performing assets at March 31, 2016 decreased to $2.0 million as compared to $3.6 million at December 31, 2015 and $6.1 million at March 31, 2015.  Non-performing assets to total assets at March 31, 2016 declined to 0.22%, compared to 0.42% at December 31, 2015, and 0.75% at March 31, 2015.

Non-accrual loans decreased to $1.7 million at March 31, 2016, compared to $3.2 million at December 31, 2015 and $4.5 million at March 31, 2015.  OREO was $259,000 at March 31, 2016, compared to $411,000 at December 31, 2015 and $1.6 million at March 31, 2015.

Troubled debt restructured loan balances amounted to $9.1 million at March 31, 2016, with all but $161,000 performing.  This compared to $10.8 million at December 31, 2015 and $17.7 million at March 31, 2015.

About the Company
Two River Bancorp is the holding company for Two River Community Bank, which is headquartered in Tinton Falls, New Jersey. Two River Community Bank operates 15 branches and two Loan Production Offices throughout Monmouth, Middlesex, Union, and Ocean Counties, New Jersey. More information about Two River Community Bank and Two River Bancorp is available at www.tworiverbank.com.

The foregoing contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Such statements are not historical facts and include expressions about management's confidence and strategies and management's current views and expectations about new and existing programs and products, relationships, opportunities, technology and market conditions. These statements may be identified by such forward-looking terminology as "continue," "expect," "look," "believe," "anticipate," "may," "will," "should," "projects," "strategy" or similar statements. Actual results may differ materially from such forward-looking statements, and no reliance should be placed on any forward-looking statement. Factors that may cause results to differ materially from such forward-looking statements include, but are not limited to, unanticipated changes in the financial markets and the direction of interest rates; volatility in earnings due to certain financial assets and liabilities held at fair value; competition levels; loan and investment prepayments differing from our assumptions; insufficient allowance for credit losses; a higher level of loan charge-offs and delinquencies than anticipated; material adverse changes in our operations or earnings; a decline in the economy in our market areas; changes in relationships with major customers; changes in effective income tax rates; higher or lower cash flow levels than anticipated; inability to hire or retain qualified employees; a decline in the levels of deposits or loss of alternate funding sources; a decrease in loan origination volume or an inability to close loans currently in the pipeline; changes in laws and regulations; adoption, interpretation and implementation of accounting pronouncements; operational risks, including the risk of fraud by employees, customers or outsiders; and the inability to successfully implement or expand new lines of business or new products and services. For a list of other factors which would affect our results, see the Company's filings with the Securities and Exchange Commission, including those risk factors identified in the "Risk Factor" section and elsewhere in our Annual Report on Form 10-K for the year ended December 31, 2015. The statements in this press release are made as of the date of this press release, even if subsequently made available by the Company on its website or otherwise. The Company assumes no obligation for updating any such forward-looking statements at any time, except as required by law.

TWO RIVER BANCORP
CONSOLIDATED STATEMENTS OF OPERATIONS (Unaudited)
For the Three Months Ended March 31, 2016 and 2015
(in thousands, except per share data)

	Three Months Ended March 31,
	2016	2015
INTEREST INCOME:
Loans, including fees	$7,913	$7,346
Securities:
Taxable	192	217
Tax-exempt	200	98
Interest bearing deposits	33	15
Total Interest Income	8,338	7,676
INTEREST EXPENSE:
Deposits	883	735
Securities sold under agreements to repurchase	14	16
Long-term debt	148	153
Subordinated debt	165	-
Total Interest Expense	1,210	904
Net Interest Income	7,128	6,772
PROVISION FOR LOAN LOSSES	-	90
Net Interest Income after Provision for Loan Losses	7,128	6,682
NON-INTEREST INCOME:
Service fees on deposit accounts	136	148
Mortgage banking	214	143
Other loan fees	81	41
Earnings from investment in bank-owned life insurance	109	111
Gain on sale of SBA loans	94	176
Net gain on sale of securities	72	15
Other income	187	142
Total Non-Interest Income	893	776
NON-INTEREST EXPENSES:
Salaries and employee benefits	3,105	3,018
Occupancy and equipment	995	977
Professional	335	214
Insurance	47	94
FDIC insurance and assessments	105	91
Advertising	110	100
Data processing	135	118
Outside services fees	123	123
Amortization of identifiable intangibles	10	19
OREO and repossessed asset expenses, impairment and sales, net	19	(2)
Loan workout expenses	80	86
Other operating	333	323
Total Non-Interest Expenses	5,397	5,161
Income before Income Taxes	2,624	2,297
INCOME TAX EXPENSE	931	854
Net Income	1,693	1,443
Preferred stock dividend	-	(15)
Net Income Available to Common Shareholders	$1,693	$1,428
EARNINGS PER COMMON SHARE:
Basic	$0.21	$0.18
Diluted	$0.21	$0.18
Weighted average common shares outstanding:
Basic	7,918	7,937
Diluted	8,089	8,137

TWO RIVER BANCORP
CONSOLIDATED BALANCE SHEETS (Unaudited)
(in thousands, except share data)

	March 31,	December 31,
	2016	2015
ASSETS
Cash and due from banks	$25,129	$21,566
Interest bearing deposits in bank	29,011	25,161
Cash and cash equivalents	54,140	46,727

Securities available for sale	34,497	33,530
Securities held to maturity	45,122	43,167
Restricted investments, at cost	3,757	3,596
Loans held for sale	-	3,050
Loans	704,401	693,150
Allowance for loan losses	(8,963)	(8,713)
Net loans	695,438	684,437

OREO and repossessed assets	259	411
Bank-owned life insurance	17,403	17,294
Premises and equipment, net	4,900	5,083
Accrued interest receivable	1,881	1,912
Goodwill	18,109	18,109
Other intangible assets	-	9
Other assets	6,351	6,371

TOTAL ASSETS	$881,857	$863,696

LIABILITIES
Deposits:
Non-interest bearing	$150,408	$144,627
Interest bearing	576,696	563,809
Total Deposits	727,104	708,436

Securities sold under agreements to repurchase	20,132	19,545
Accrued interest payable	85	118
Long-term debt	23,800	26,500
Subordinated debt	9,831	9,824
Other liabilities	6,292	6,271

Total Liabilities	787,244	770,694

SHAREHOLDERS' EQUITY
Preferred stock, no par value; 6,500,000 shares authorized, no shares issued and outstanding	-	-
Common stock, no par value; 25,000,000 shares authorized; Issued – 8,228,178 and 8,213,196 at March 31, 2016 and December 31, 2015, respectively
Outstanding – 7,943,446 and 7,929,196 at March 31, 2016 and December 31, 2015, respectively	72,997	72,890
Retained earnings	24,174	22,759
Treasury stock, at cost; 284,732 shares and 284,000 shares at March 31, 2016 and December 31, 2015, respectively	(2,254)	(2,248)
Accumulated other comprehensive loss	(304)	(399)
Total Shareholders' Equity	94,613	93,002

TOTAL LIABILITIES and SHAREHOLDERS’ EQUITY	$881,857	$863,696

TWO RIVER BANCORP
Selected Consolidated Financial Data

Selected Consolidated Earnings Data
(In thousands, except per share data)

	Three Months Ended
	March 31,	Dec. 31,	March 31,
Selected Consolidated Earnings Data:	2016	2015	2015

Total Interest Income	$8,338	$8,306	$7,676
Total Interest Expense	1,210	1,019	904
Net Interest Income	7,128	7,287	6,772
Provision for Loan Losses	-	90	90
Net Interest Income after Provision for Loan Losses	7,128	7,197	6,682
Total Non-Interest Income	893	984	776
Total Non-Interest Expenses	5,397	5,509	5,161
Income before Income Taxes	2,624	2,672	2,297
Income Tax Expense	931	921	854
Net Income	1,693	1,751	1,443
Preferred Stock Dividend	-	(12)	(15)
Net Income Available to Common Shareholders	$1,693	$1,739	$1,428

Per Common Share Data:
Basic Earnings	$0.21	$0.22	$0.18
Diluted Earnings	$0.21	$0.21	$0.18
Book Value	$11.91	$11.73	$11.25
Tangible Book Value (1)	$9.63	$9.44	$8.96
Weighted Average Common Shares Outstanding (in thousands):
Basic	7,918	7,903	7,937
Diluted	8,089	8,100	8,137

(1) Non-GAAP Financial Information. See “Reconciliation of Non-GAAP Financial Measures” at end of release.

Selected Period End Balances
(In thousands)
	March 31,	Dec. 31,	March 31,
	2016	2015	2015
Total Assets	$881,857	$863,696	$804,349
Investment Securities and Restricted Stock	83,376	80,293	72,997
Total Loans	704,401	693,150	640,172
Allowance for Loan Losses	(8,963)	(8,713)	(8,082)
Goodwill and Other Intangible Assets	18,109	18,118	18,147
Total Deposits	727,104	708,436	655,325
Repurchase Agreements	20,132	19,545	20,770
Long-Term Debt	23,800	26,500	28,000
Subordinated Debt	9,831	9,824	-
Shareholders' Equity	94,613	93,002	95,179

Asset Quality Data (by Quarter)
(Dollars in thousands)

	March 31,	Dec. 31,	Sept. 30,	June 30,	March 31,
	2016	2015	2015	2015	2015
Nonaccrual loans	$1,723	$3,178	$3,680	$4,930	$4,450
Loans past due over 90 days and still accruing	-	-	-	-	-
OREO	259	411	495	1,411	1,603
Total Non-Performing Assets	1,982	3,589	4,175	6,341	6,053

Troubled Debt Restructured Loans:
Performing	8,920	9,289	11,290	17,239	15,383
Non-Performing	161	1,552	1,578	2,287	2,314

Non-Performing Loans to Total Loans	0.24%	0.46%	0.54%	0.73%	0.70%
Non-Performing Assets to Total Assets	0.22%	0.42%	0.50%	0.75%	0.75%
Allowance as a % of Loans	1.27%	1.26%	1.25%	1.23%	1.26%

Capital Ratios

	March 31, 2016				December 31, 2015
	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Ratio	Total Capital to Risk Weighted Assets Ratio	CET 1 Capital to Risk Weighted Assets Ratio	Tier 1 Capital to Average Assets Ratio	Tier 1 Capital to Risk Weighted Assets Radio	Total Capital to Risk Weighted Assets Ratio

Two River Bancorp	10.12%	9.02%	10.12%	12.61%	10.13%	8.97%	10.13%	12.65%
Two River Community Bank	11.35%	10.12%	11.35%	12.53%	11.39%	10.09%	11.39%	12.56%
"Well capitalized" institution (under prompt correction action regulations)*	6.50%	5.00%	8.00%	10.00%	6.50%	5.00%	8.00%	10.00%
*Applies to Bank only

Reconciliation of Non-GAAP Financial Measures

The press release contains certain financial information determined by methods other than in accordance with generally accepted accounting policies in the United States (GAAP). These non-GAAP financial measures are "book value per common share," "tangible book value per common share," "return on average tangible assets," and "return on average tangible equity." This non-GAAP disclosure has limitations as an analytical tool and should not be considered in isolation or as a substitute for analysis of the Company's results as reported under GAAP, nor is it necessarily comparable to non-GAAP performance measures that may be presented by other companies. Our management uses these non-GAAP measures in its analysis of our performance because it believes these measures are material and will be used as a measure of our performance by investors.

(In thousands, except per share data)
	As of and for the Three Months Ended
	March 31, 2016	Dec. 31, 2015	Sept. 30, 2015	June 30, 2015	March 31, 2015
Total shareholders' equity	$94,613	$93,002	$97,640	$96,255	$95,179
Less: preferred stock	-	-	(6,000)	(6,000)	(6,000)
Common shareholders' equity	$94,613	$93,002	$91,640	$90,255	$89,179
Less: goodwill and other intangibles	(18,109)	(18,118)	(18,128)	(18,138)	(18,147)
Tangible common shareholders’ equity	$76,504	$74,884	$73,512	$72,117	$71,032

Common shares outstanding	7,943	7,929	7,918	7,935	7,925
Book value per common share	$11.91	$11.73	$11.57	$11.37	$11.25

Book value per common share	$11.91	$11.73	$11.57	$11.37	$11.25
Effect of intangible assets	(2.28)	(2.29)	(2.29)	(2.28)	(2.29)
Tangible book value per common share	$9.63	$9.44	$9.28	$9.09	$8.96

Return on average assets	0.78%	0.81%	0.79%	0.71%	0.74%
Effect of intangible assets	0.02%	0.02%	0.01%	0.02%	0.02%
Return on average tangible assets	0.80%	0.83%	0.80%	0.73%	0.76%

Return on average equity	7.25%	7.14%	6.95%	6.15%	6.20%
Effect of intangible assets	1.73%	1.64%	1.60%	1.44%	1.47%
Return on average tangible equity	8.98%	8.78%	8.55%	7.59%	7.67%

Investor Contact:
Adam Prior, Senior Vice President
The Equity Group Inc.
Phone: (212) 836-9606
E-mail: aprior@equityny.com

Media Contact:
Adam Cadmus, Marketing Director
Phone: (732) 982-2167
Email: acadmus@tworiverbank.com